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                                                                    EXHIBIT 10.9

         Amendment No. 2 to Employment Agreement dated as of August 1, 2000 (the "Agreement"), as amended, between Take-Two Interactive Software, Inc. (the "Employer" or the "Company") and Ryan A. Brant("Employee").

         WHEREAS, the Company and Employee desire to amend the terms of the Agreement.

         NOW, THEREFORE, in consideration of their mutual promises, the Company and Employee hereby agree as follows:

         1. Section I. of the Agreement is hereby amended to extend the Initial Term until July 31, 2005.

         2. Section III. A. of the Agreement is hereby amended by substituting $600,000 for $400,000.

         3. Section III. B. of the Agreement is hereby amended to read as follows:

             "The Employee shall be paid a bonus of $100,000 per fiscal quarter for each quarter which the Company meets or exceeds First Call Estimates of earnings per share, provided that any bonus not earned during the year would be deemed earned and payable if for the entire fiscal year the Company's earnings per share exceeds the First Call Estimates. In addition, Employee is entitled to an additional bonus of $250,000 if, at the end of a fiscal year, the Company's earnings per share exceeds the First Call Estimates by 110%. The additional $250,000 bonus will be prorated if, and to the extent, the Company's earning per share exceeded First Call Estimates (i.e., if the Company's earning per share for the fiscal year was 102% of the First Call Estimates, the Employee would be entitled to an additional bonus of $50,000). In addition, as an additional incentive for Employee to continue as Chief Executive Officer and Chairman of the Company, the Employee shall be paid a cash bonus of $500,000 payable immediately, but subject to a pro rata forfeiture if Mr. Brant resigns as Chairman of the Board prior to October 31, 2001."

         4. The second sentence of Section III. C. is hereby amended to read as follows:

         "The Employee shall be entitled to receive fully vested options to purchase 100,000 shares of common stock at an exercise price equal to the fair market value of the common stock."

         All other terms and provisions of the Agreement remain unchanged in full force and effect.


Dated:  January 1, 2001             TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                       ----------------------------------------
                                                   Ryan A. Brant